UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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electroCore, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, September 3, 2024

Dear Stockholder:

The Annual Meeting of Stockholders of electroCore, Inc., (the “Company”, “we” or “us”), will be held virtually via the internet at www.virtualshareholdermeeting.com/ECOR2024, on Tuesday, September 3, 2024 at 9:00 a.m. Eastern time for the following purposes:

1.	To elect two Class III directors to the Board for a three-year term of office expiring at the 2027 Annual Meeting of Stockholders;

2.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation; and

4.	To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.

These items of business are more fully described in the Proxy Statement that accompanies this Notice or which is available at the website listed in this Notice. All stockholders are invited to attend the meeting. The record date for the Annual Meeting is July 5, 2024. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

The 2024 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’
Meeting to Be Held on September 3, 2024 at 9:00 a.m. Eastern Time virtually via the internet at
www.virtualshareholdermeeting.com/ECOR2024

The Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

By Order of the Board of Directors,
Brian M. Posner
Chief Financial Officer and Corporate Secretary
Rockaway, New Jersey
July 17, 2024

You are cordially invited to attend the virtual annual meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares by following the instructions for voting on the notice and access card, as described in this proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2

PROPOSAL 1 - ELECTION OF DIRECTORS	9

BOARD DIVERSITY	15

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	16

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	22

PROPOSAL NUMBER 3 - NON-BINDING ADVISORY VOTE, ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	23

PROPOSAL NUMBER 4 - NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON- BINDING ADVISORY VOTES ON FUTURE NAMED EXECUTIVE OFFICER COMPENSATION	24

EXECUTIVE OFFICERS	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29

EXECUTIVE COMPENSATION	30

DIRECTOR COMPENSATION	38

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	40

TRANSACTIONS WITH RELATED PERSONS	41

HOUSEHOLDING OF PROXY MATERIALS	44

ADDITIONAL INFORMATION	44

NEXT YEAR’S ANNUAL MEETING	45

OTHER MATTERS	46

Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to, factors detailed in this Proxy Statement and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent Annual Report on Form 10-K and in our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

200 Forge Way, Suite 205
Rockaway, NJ 07866

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Be Held on September 3, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

electroCore, Inc. (“electroCore”, the “Company”, We” or “Us”) is sending you these proxy materials because the Board of Directors (the “Board") of electroCore is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the related proxy card, or follow the instructions below to submit your proxy by phone or online.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via the virtual meeting website at www.virtualshareholdermeeting.com/ECOR2024. Hosting a virtual meeting enables increased stockholder attendance since stockholders can participate from any location around the world. Stockholders can vote via the internet in advance or during the virtual Annual Meeting.

Will I receive a printed proxy statement and Annual Report on Form 10-K?

Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, we intend to mail a notice of internet availability of proxy materials on or about July 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting. The notice contains instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The notice also instructs you on how to access your proxy card to vote through the internet or by telephone. The notice is not a proxy card and cannot be used to vote your shares.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

How do I attend the virtual Annual Meeting?

This year the annual meeting will be a completely virtual meeting. There will be no physical meeting. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/ECOR2024 and enter the 16-digit control number included on your notice of internet availability of proxy materials or on your proxy card. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Tuesday, September 3, 2024. The meeting will begin promptly at 9:00 a.m., Eastern Time on Tuesday, September 3, 2024.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Technical assistance will be available for stockholders who experience technical issues accessing the meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the meeting.

However, even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I gain admission to the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, which was July 5, 2024, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, and may vote and submit a question during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/ECOR2024 and using your 16-digit control number to enter the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on July 5, 2024 will be entitled to vote at the Annual Meeting. As of July 5, 2024, there were 6,446,866 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 5, 2024 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by going to the virtual meeting website or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the related proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 5, 2024 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice of internet availability of proxy materials should be forwarded to you by that organization, which notice will contain instructions on how you may direct the voting of your shares and how to access and participate in the Annual Meeting. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.

How do I ask questions?

If you would like to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ECOR2024 which provides functionality for you to submit a question during the meeting. Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions regarding personal matters or others that are not pertinent to meeting matters will not be answered.

On what matters am I voting?

There are four matters scheduled for a vote:

•	Proposal 1. To elect two Class III directors to the Board for a three-year term of office expiring at the 2027 Annual Meeting of Stockholders.

•	Proposal 2. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	Proposal 3. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”).

•	Proposal 4. To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (the “Say When on Pay Proposal”).

Our Board recommends that you vote your shares:

•	“For” the nominees to the Board set forth in this proxy statement;

•	“For” the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year end 2024;

•	“For” the Say on Pay Proposal; and

•	“For” THREE YEARS as the preferred frequency of the Say When on Pay Proposal.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For” or “Against” or “Abstain” with respect to the nominees.

With respect to Proposal 2, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 4, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or you may “Abstain” from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares (i) electronically at the virtual Annual Meeting, or (ii) by proxy by mail, telephone or internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.	To vote electronically at the virtual Annual Meeting, see above in “How do I attend the virtual Annual Meeting?”

2.	If you have received a printed copy of these proxy materials, you may vote by mail by simply marking your proxy, dating and signing it, and return it to us in the postage-paid envelope provided.

3.	To vote by telephone or internet, follow the instructions on the proxy card.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders may access the virtual annual meeting with the 16-digit control number provided with their notice of internet availability of proxy materials.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 5, 2024.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card by mail, by phone, online or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

The New York Stock Exchange (NYSE) rules on broker discretionary voting prohibit banks, brokers, and other intermediaries from voting uninstructed shares on certain matters, including the election of directors. Notwithstanding the NYSE rule, banks, brokers, and other intermediaries may choose not to exercise any permitted discretion, in which case, if you hold your stock in street name and do not instruct your bank, broker, or other intermediary how to vote in the election of directors, it is possible that no votes will be cast on your behalf with respect to any Proposal. It is important that you cast your vote on all matters. Abstentions will, however, count towards the quorum requirement for the Annual Meeting.

Are abstentions and broker non-votes counted as votes cast?

No. Under the laws of the State of Delaware, our state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current Delaware law requirements and our Certificate of Incorporation and by-laws.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted:

•	“For” the individual director nominees;

•	“For” the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year end 2024;

•	“For” the Say on Pay Proposal; and

•	“For” THREE YEARS as the preferred frequency of the Say When on Pay Proposal.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice of internet availability of proxy materials?

If you receive more than one notice of internet availability of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by phone or online.

•	You may send a timely written notice that you are revoking your proxy to electroCore’s Corporate Secretary at 200 Forge Way, Suite 205, Rockaway, NJ 07866.

•	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting without voting virtually will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals, votes “For,” “Against” and any broker non-votes and abstentions. For each of the Proposals, broker non-votes will have no effect and will not be counted toward the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, reverse stock splits, stockholder proposals, elections of directors (even if not contested) and, executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm is generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals although not all brokers and nominees may choose to exercise that discretion. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. This means that if each of the nominees receives one or more votes, he will be elected as a director. Only votes “For,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of Marcum as our independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count towards the quorum requirement for the annual meeting but will not count as a vote for or against Proposal 2.

To be approved, Proposal 3, the Say on Pay Proposal must receive “For” votes from holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count towards the quorum requirement for the annual meeting but will not count as a vote for or against Proposal 2.

Regarding Proposal 4, you have four choices for voting on this proposal. You may indicate your preference, on an advisory basis, as to whether future advisory votes on named executive officer compensation should be conducted every ONE YEAR, TWO YEARS, or THREE YEARS. You may also ABSTAIN from voting. Stockholders are not voting to approve or disapprove the recommendation of the Board, and the outcome of the vote is not binding on us. Rather, the frequency that receives the greatest number of votes cast by the voting power of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon will be considered the preferred frequency of our stockholders and reviewed by the Board for its consideration in establishing the future frequency of such votes. Abstentions will count towards the quorum requirement for the annual meeting but will not count as a vote for or against Proposal 4.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum is present if stockholders holding at least 33.33% of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. As of July 5, 2024, the record date for the Annual Meeting, there were 6,446,866 shares outstanding and entitled to vote. Thus, the holders of 2,148,956 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, it intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Form 10-K are available at www.proxyvote.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is divided into three classes and currently has eight members. Each class has a three-year term expiring at the annual meeting in the third year following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two continuing Class III directors in the class whose term of office expires as of the Annual Meeting that have been nominated by the Board for election at the Annual Meeting: John P. Gandolfo and Charles S. Theofilos, M.D. If elected at the Annual Meeting, each of these nominees will serve until the 2027 Annual Meeting of Stockholders.

On July 11, 2024, one of our Directors, F. Peter Cuneo, resigned as a Class III director, and was immediately reappointed to the Board as a Class I director with a term expiring at the 2025 Annual Meeting of Stockholders. Mr. Cuneo will continue to serve until the 2025 Annual Meeting where he will not stand for reelection.

It is our policy to invite and encourage directors and the director nominee to attend the Annual Meeting. All of the then-incumbent directors attended the 2023 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees have to receive the highest number of votes cast in order to be elected. Shares represented by executed copies of the accompanying proxies will be voted, if authority to do so is not withheld, for the election of each of the two nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board will propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR THE CLASS III DIRECTOR POSITION

Our nominating and governance committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the nominating and governance committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the directors nominees that led the nominating and governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and governance committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of such nominee that led the nominating and governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.

John P. Gandolfo

John P. Gandolfo, 63, has served as a member of the Board since April 2020. He brings to the Board more than 30 years of financial leadership at both public and private companies across multiple industry sectors, including in expense control and cash flow optimization Since 2018, he has served as chief financial officer of Eyenovia, Inc., a publicly held, late clinical stage biopharmaceutical company focusing on the development of ophthalmic drugs. Prior to Eyenovia, he served as chief financial officer of Xtant Medical Holdings, Inc., a publicly held orthopedic and spine medical device company with multiple operations throughout the United States from 2010 to 2017. He has served on the board of Oragenics, Inc, a development-stage company dedicated to fighting infectious diseases including coronaviruses and multidrug-resistant organisms, since September 2023. His prior healthcare-related experience includes roles as chief financial officer of Progenitor Cell Therapy LLC, Power Medical Interventions and Bioject, Inc., among others. Mr. Gandolfo’s experience also includes serving on the audit committees of the boards of multiple medical technology companies including Odyssey Health, Inc., a medical device company which he has served as a director since 2019. Mr. Gandolfo holds a B.A. in business administration from Rutgers University. The Board believes that these experiences, and his ability to serve as a financial expert on our audit committee, qualify him to serve on the Board.

Charles S. Theofilos, M.D.

Charles  S. Theofilos, M.D., 62, has served as a member of the Board since December 2023. Dr. Theofilos is a retired neurosurgeon who founded The Spine Center in Palm Beach Gardens, Florida in 1996. He also founded and serves as president of Theo Concepts, LLC and founder of The Theo Group, a family office. Previously, he served as co-director of the Neuroscience Center, chairman of Neurosurgery, and Chairman of Cranial and Spinal Surgery, at JFK Medical Center in Atlantis, Florida, director of Spine Surgery at Jupiter Medical Center, and chairman of Neurosurgery at Palm Beach Gardens Medical Center. Dr. Theofilos has been a founder, director and/or investor in a number of early-stage medical device and healthcare companies, including K2Medical, SpineCore LLC and electroCore, LLC, our predecessor. Dr. Theofilos received an M.D. from Emory University School of Medicine, a B.A. in biology from Emory University, and a GMP (General Management Program) from The Wharton School of The University of Pennsylvania. The Board believes Dr. Theofilos is qualified to serve on the Board due to his long tenure as a practicing physician and neuro-surgeon, as well as serving as a co-founder, director and investor in a number of successful early stage medical device and healthcare companies.

Required Vote

Regarding Proposal 1, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the director election matter, and which did not abstain. Only votes “For,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect (although they will count towards the quorum requirements for the Annual Meeting).

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN THIS PROPOSAL NO. 1.

CONTINUING DIRECTORS

Class I Directors (Terms Expiring in 2025)

F. Peter Cuneo

F. Peter Cuneo, 80, has served as a member of the Board since April 2020 and been the Chairman of the Board since October 2021. He currently serves as a managing principal of Cuneo & Company LLC, a private investment and management company that he founded. He previously served as executive chairman of CIIG Capital Partners II, a special acquisition corporation listed on Nasdaq, from September 2022 until April 2023 following the completion of the business combination with Zapp Electric Vehicles, Inc. He was the chairman of Arrival Ltd., a global electric vehicle company, from September 2021 until February 2023. Mr. Cuneo’s past experience includes serving as chief executive officer of Marvel Entertainment Inc. and as vice chairmen until its sale to The Walt Disney Company in 2009, and served on the board of Iconix Brand Group from 2007 through 2021. Earlier in his career, he successfully led three turnarounds, first as president of Clairol’s Personal Care Division, as president of Black and Decker’s Security Hardware Group, and as chief executive officer of Remington Products. Previously, he also served as president of Bristol-Meyers Squibb Co.’s pharmaceutical group in Canada. Mr. Cuneo’s board experience includes serving as chairman of Valiant Entertainment from 2012 to 2018 following Cuneo & Company LLC’s investment in the company. He currently serves as chairman emeritus of the Alfred University Board of Trustees and served on the board of the National Archives Foundation in Washington, D.C. until 2023. Mr. Cuneo holds an M.B.A. from Harvard Business School, a B.S. from Alfred University and was a Lieutenant in the United States Navy, having served two deployments during the Vietnam War. The Board believes that Mr. Cuneo’s extensive business and financial background, including his significant consumer-focused expertise, qualify him to serve on the Board.

Daniel S. Goldberger

Daniel S. Goldberger, 65, has served as our Chief Executive Officer and a member of the Board since October 2019. Mr. Goldberger served as a director of Koru Medical Systems, a manufacturer of infusion pump systems, from April 2017 until May 2022 and he served as its executive chairman from August 2017 until September 2019. From January 2018 to September 2019, Mr. Goldberger served as the chief executive officer of Synergy Disc Replacement Inc., a private company commercializing a proprietary total disc implant for cervical spine therapy. From July 2017 to September 2017, Mr. Goldberger served as chief executive officer of Milestone Medical, Inc. Prior to this he served as the chief executive officer of Xtant Medical Holdings, Inc. from August 2013 to January 2017. He also served on the board and as the chief executive officer of Sound Surgical Technologies LLC from April 2007 to February 2013. Mr. Goldberger has also served on the boards of Xtant Medical Holdings, Inc., Sound Surgical, Xcorporeal. Theragen, Inc., and Glucon. Mr. Goldberger earned a B.S. in mechanical engineering from The Massachusetts Institute of Technology, and a M.S. in mechanical engineering from Stanford University. The Board believes that Mr. Goldberger’s extensive senior management experience in the medical device industry, including as our Chief Executive Officer, qualify him for service on the Board.

Julie A. Goldstein

Julie A. Goldstein, 66, has served as a member of the Board since March 2022. Ms. Goldstein has more than 30 years of leadership expertise in product, media and entertainment marketing, which spans a career in radio, television, music and theater. Ms. Goldstein’s specific expertise includes operations, sales development, advertising, and project management. She has also spearheaded many major national and international marketing campaigns. She was a producer for the Broadway musical First Date from 2013 to 2014. At music labels JIVE Records, RCA Records, and Virgin Records, she served as vice president of marketing and development. She also held the position of vice president of marketing and sales at NewsCorp / TV Guide Television Network and began her career in radio marketing. Her expertise around spending and strategic marketing techniques contributed to RCA’s turnaround. She received the Billboard Magazine’s Radio Promotion Director of the Year, Bertelsmann Key Management Award, and Virgin Records Promotion Director of the Year. Ms. Goldstein holds a B.A. in communications and social welfare from California State University at Chico. The Board believes Ms. Goldstein’s extensive media and marketing expertise qualifies her to serve on the Board.

Patricia Wilber

Patricia Wilber, 63, has served as a member of the Board since March 2022. Ms. Wilber has been a chief marketing officer, global business strategist, and board member who delivers organizational and cultural transformation for branding. She is a pioneer in new franchise models and branded partnerships. Ms. Wilber last served as the executive vice president, chief marketing officer, and managing director of partnerships, EMEA, the highest position in the marketing department at The Walt Disney Company from 2015 to 2018, where she drove growth for Disney’s marquee brands by leading marketing and communications for Disney, Pixar, Star Wars, and Marvel. Additionally, she established and led EMEA’s 40-country integrated marketing, franchise and partnership functions, including a major reorganization of the EMEA channels to boost growth and profitability by significantly reducing expenses. Ms. Wilber has also served as a member of the board of Zapp Electric Vehicles, Group, Ltd., since October 2022. She also currently serves on the board of the medical nonprofit organizations, Vibrant Emotional Health and Yale New Haven Hospital. She served on the board of Euro Disney SCA from 2015 to 2018, and Magical Cruise Company, more commonly known as the Disney Cruise Line from 2013 to 2018. Ms. Wilber holds a B.A. in history from Brown University. The Board believes Ms. Wilber’s strategic marketing expertise and public company board experience qualify her to serve on the Board.

Class II (Terms Expiring in 2026)

Thomas J. Errico, M.D.

Thomas J. Errico, M.D., 72, is a founder of our company and has served as a member of the Board since 2005. Dr. Errico has been a board-certified orthopedic surgeon since 1986, and currently serves as a pediatric orthopedic spine surgeon at Nicklaus Children’s Hospital. He also is an Associate Professor of Orthopedic Surgery at the University of Miami School of Medicine. He previously served as the chief, Division of Spine Surgery in Orthopedics, at NYU Langone Health from 1997 until 2018. He currently serves on the board of Setting Scoliosis Straight, a nonprofit organization focused on advancing medical techniques in the treatment of spinal deformities and was an adjunct professor of the Department of Orthopaedic Surgery at NYU Grossman School of Medicine. In addition, Dr. Errico is a member of the International Society for the Advancement of Spine Surgery, and served as its president from 2010 to 2011. He is also an original member of the North American Spine Society, and served as its president from 2003 to 2004. Dr. Errico has founded multiple companies in the healthcare industry, including Spinecore, Inc. in 2001, where he served as a director until it was sold to Stryker, Inc. in 2004. Dr. Errico was also a founding member of K2M Group Holdings, Inc. in January 2004. Dr. Errico holds a B.S. in zoology from Rutgers University and an M.D. from Rutgers Medical School, formerly the University of Medicine and Dentistry of New Jersey. The Board believes Dr. Errico is qualified to serve on the Board due to his long tenure as a practicing spine-surgeon and his leadership role with world-class medical institutions, as well as serving as a co-founder, director and investor in a number of successful early-stage healthcare companies.

Thomas M. Patton

Thomas M. Patton, 60, has served as a member of the Board since April 2020. He is a seasoned healthcare executive and board member with operational, strategic, financial, legal, compliance and transactional experience, from start-ups to growth companies, both public and private. He currently is an advisor to the private equity firm SV Health Investors and serves on the board of the Connecticut Port Authority and is co-chair of its audit committee. He also serves on the private company boards’ of directors of each of Packing Compliance Labs, Robling Medical, LLC and Miach Orthopaedics, Inc. He was the chief executive officer and member of the board of directors of Ximedica, LLC, a private medical products outsource design and development company from August 2020 to May 2021. From 2015 to 2021, he also served on the board of Misonix, Inc., a publicly traded ultrasonic surgical tools and wound care company, and chaired that company’s audit committee, from October 2015 to November 2021 and served as president and chief executive officer of CAS Medical Systems, a publicly traded developer and distributor of patient monitoring equipment, from 2010-2019. His prior experience includes roles as co-founder, president and chief executive officer of QDx, Inc., a developer of unique micro-fluidic diagnostic technology utilizing digital imaging techniques for hematologic analysis, as president and chief operating officer of Novametrix Medical Systems, Inc., and as chief executive officer of Wright Medical Technology, Inc. Mr. Patton has served on more than a dozen boards of directors for both public and private medical products and services companies. Mr. Patton holds a B.A. in economics from Holy Cross University and J.D. from Georgetown University Law Center. The Board believes that Mr. Patton’s business and financial experience, as well as his medical device industry expertise and ability to serve as an “audit committee financial expert,” qualify him to serve on the Board.

Skills Matrix

Each director brings relevant experience to the Board. The matrix below shows the Board’s mix of key skills and experience in areas that are important to our business. The skills and experience matrix is also used to identify the skills which we consider when nominating directors. The matrix is a summary; it does not include all the skills, experiences and qualifications that each director nominee offers, and if a particular skill, experience or qualification is not listed it should not signal that a director does not possess that skill, experience or qualification.

Demographic Background

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board.

BOARD DIVERSITY

Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
Board Size:
Total Number of Directors	8

	Male	Female	Non-Binary	Gender Undisclosed
Gender:	6	2	—	—

Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	2	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Persons with Disabilities	1	—	—	—
Undisclosed	—	—	—	—

Of our eight current directors, three (37.5%) identify as having at least one diversity characteristic (i.e., female, non-binary, LGBTQ+, disabled, and/or race or ethnicity other than white).

During 2021 and early 2022, the Nomination and Governance Committee made a concerted effort to recruit new diverse directors to the Board culminating in the appointment of Ms. Goldstein and Ms. Wilber in March 2022.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE
GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on the Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of our Board. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board has determined that each of our current directors other than Daniel S. Goldberger, our CEO, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, the Board has reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director, any relevant family relationships, and the transactions involving directors described in the section entitled “Certain Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

The Board has an independent chairman, Mr. Cuneo, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of us. In addition, we believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and our stockholders. As a result, we believe that having an independent Board Chairman enhances the effectiveness of the Board as a whole.

There are no family relationships among any of our directors and executive officers nor have any of our executive officers or key employees been involved in a legal proceeding that would be required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and our risk assessment and risk management policies (including those related to data privacy, data security and cybersecurity). Our audit committee also periodically reviews the general process for the oversight of risk management by the Board.

The nominating and governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our nominating and governance committee is responsible for overseeing key aspects of our general risk management efforts, including the allocation of risk management functions among the Board and its committees. Our compensation committee is responsible for assessing and monitoring whether any of the our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 11 times during 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committee(s) on which he or she served that were held during the portion of 2023 for which he or she was a director or committee member.

Nasdaq rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During 2023, our non-management directors met in executive session, without management present, at the end of regularly scheduled board meetings or during scheduled executive session calls. Mr. Cuneo, our Board Chairman, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership and meeting information for 2023 for each of the Board committees.

Name	Audit Committee		Compensation Committee(1)		Nominating & Governance Committee(1)
F. Peter Cuneo (2)					X
Thomas J. Errico, M.D.			X		X	*
John P. Gandolfo	X		X	*
Julie A. Goldstein			X		X
Trevor J. Moody (3)			X	*
Thomas M. Patton	X	*
Patricia Wilber	X				X
Number of meetings in 2023	6		5		5

*Committee Chair

(1)	Charles S. Theofilos, M.D., was appointed to Board in December 2023 and to the Compensation Committee and the Nominating & Governance Committee on March 8, 2024.
(2)	Mr. Cuneo, our Chairman of the Board, resigned from the Nominating and Governance Committee effective August 4, 2023.
(3)	Mr. Moody resigned from the Board and its committees effective August 4, 2023, at which time Mr. Gandolfo become the Chairman of the Compensation Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Audit Committee

Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our audit committee currently consists of three directors, Mr. Gandolfo, Mr. Patton and Ms. Wilber. Mr. Patton is the chairman of the audit committee, and it is the opinion of the Board that Mr. Gandolfo and Mr. Patton are each an “audit committee financial expert” as defined by SEC rules and regulations. The Board has determined that each of the members of our audit committee is independent under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act. We intend to continue to evaluate and comply with the requirements applicable to the audit committee. The principal duties and responsibilities of our audit committee include:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management and us;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm and related fees;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters;
•	reviewing our code of business conduct and ethics and recommending any changes to the Board;
•	reviewing and approving certain related party transactions; and
•	discussing our major financial risk exposures (including those related to data privacy, cybersecurity data security and network security) and management's program to monitor, assess and control such exposures, including our risk assessment and risk management policies.

Report of the Audit Committee of the Board of Directors

The audit committee reviewed, and discussed with management and Marcum LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2023. The audit committee received, reviewed and discussed (i) the written disclosures and communications from Marcum LLP regarding relationships, if any, which might impair Marcum LLP’s independence from management and us, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the Securities and Exchange Commission.

/s/ Thomas M. Patton, Chair
/s/ John P. Gandolfo
/s/ Patricia Wilber

The material in this audit committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee reviews and determines the compensation of our executive officers. Our compensation committee currently consists of four directors, Dr. Errico, Mr. Gandolfo, Ms. Goldstein and Dr. Theofilos, each of whom is a non-employee member of the Board as defined in Rule 16b-3 under the Exchange Act. Mr. Gandolfo is the chairman of the compensation committee. The Board is of the opinion that the composition and functioning of our compensation committee satisfies the applicable independence and other applicable requirements of Nasdaq and SEC rules and regulations. We intend to continue to evaluate and comply with the requirements applicable to our compensation committee. The principal duties and responsibilities of our compensation committee include:

•	establishing, approving, and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;
•	reviewing, approving, and making recommendations to the Board regarding employment agreements, severance arrangements and change of control agreements for the Chief Executive Officer and other executive officers, as appropriate;
•	exercising administrative authority under our stock plans and employee benefit plans;
•	establishing policies and making recommendations to the Board regarding director compensation;
•	review, approve and oversee the policies and procedures in connection with any compensation clawback policy;
•	reviewing compensation plans, programs and policies; and
•	handling such other matters that are specifically delegated to the compensation committee by the Board from time to time.

The compensation committee meets regularly in executive session without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it will deem appropriate. In addition, under its charter, the compensation committee has the authority to select, retain and terminate, at our expense, advice and assistance from any consultants, independent legal counsel or other advisors.

The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee with input from other independent Board members, which recommends to the Board any adjustments to his compensation as well as awards to be granted as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of a compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant, or otherwise considered by the Committee, to be comparable to us. During the year ended December 31, 2023 and 2022, the compensation committee in its discretion did not engage a compensation consultant.

Nominating and Governance Committee

Our nominating and governance committee currently consists of four directors, Dr. Errico, Ms. Goldstein, Dr. Theofilos and Ms. Wilber. Dr. Errico is the chairman of the nominating and governance committee.

The Board has determined that the composition of our nominating and governance committee satisfies the applicable independence requirements under, and the functioning of our nominating and governance committee complies with, the applicable requirements of Nasdaq. The Board also believes that each member of our nominating and governance committee satisfies the applicable independence requirements of the Nasdaq. We will continue to evaluate and will comply with all future requirements applicable to our nominating and governance committee. The nominating and governance committee’s responsibilities include:

•	annually reviewing the list of director selection criteria contained in our corporate governance guidelines, and making recommendations to the Board regarding necessary or appropriate changes thereto;
•	identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders; and
•	annually recommending to the Board (i) the assignment of directors to serve on each committee; (ii) the chairman of each committee and (iii) the chairman of the Board or lead independent director, as appropriate; developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes thereto; reviewing the adequacy of our certificate of incorporation and bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and such other matters as directed by the Board.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are described in our Corporate Governance Guidelines. The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees validly recommended by stockholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill the responsibilities of the Board and its committees. For example, during 2021 and early 2022, the Board and the Committee made a concerted effort to recruit diverse directors to the Board culminating in the appointment of Ms. Goldstein and Ms. Wilber in March 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee was, during the year ended December 31, 2023, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, including our chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at 200 Forge Way, Suite 205, Rockaway, NJ 07866. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.electrocore.com, under the “Corporate Governance” tab of the “Investors” section. The audit committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website. A copy of the Code of Conduct may be provided to any person without charge upon written request to: electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate our business operations as needed and can make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on our website at www.electrocore.com.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Marcum LLP has audited our financial statements since 2020. Representatives of Marcum LLP are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2023 and December 31, 2022 by Marcum LLP, our principal accountants for these each of these two fiscal years.

	Year Ended December 31
	2023	2022
Audit Fees	$332,040	278,000
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$332,040	278,000

All fees described above were pre-approved by the audit committee.

Audit Fees include fees billed for the fiscal year shown for professional services for the audit of our annual financial statements, quarterly reviews, and review of our registration statements and other SEC filings.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Marcum LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. The terms and fees of the annual engagement of the independent auditor are also subject to the specific pre-approval of the audit committee. The pre-approval of services may be delegated to subcommittees consisting of one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Required Vote

To be approved, Proposal 2, the ratification of Marcum as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Abstentions will count towards the quorum requirement for the Annual Meeting and will not count as a vote for or against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NUMBER 3 -
NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of electroCore, Inc. approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.

Although the “say-on-pay” vote is non-binding, the Board and the compensation committee will review and consider the voting results when evaluating our named executive officer compensation program.

Required Vote

The Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will not count as a vote for or against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NUMBER 4 -
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON- BINDING ADVISORY VOTES ON FUTURE NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 3 above, we are asking our stockholders to vote on a non-binding advisory resolution on named executive officer compensation and the Company will provide this type of advisory vote at least once every three years. Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, in this Proposal 4, we are asking our stockholders to vote on the frequency of future non-binding advisory votes on named executive officer compensation.

The Board believes that an advisory vote on executive compensation every three years is the most appropriate policy for us at this time, and recommends that stockholders vote for future non-binding advisory votes on named executive officer compensation to occur every three years. While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, and the Board recognizes that named executive officer compensation disclosures are made annually, the rules of the SEC permit us to solicit this advisory vote only every three years and we believe that management’s time and attention is better served by soliciting this advisory vote only every three years.

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. The vote is non-binding on the Board. Nevertheless, the Board and the compensation committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The Say When on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote for the frequency of the Say When on Pay Proposal as “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or you may vote “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will not count as a vote for or against the proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “THREE YEARS” AS THE PREFERRED FREQUENCY OF THE NON-BINDING ADVISORY VOTES ON THE COMPANY’S FUTURE NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

Name	Age	Position
Daniel S. Goldberger	65	Chief Executive Officer, Director
Brian M. Posner	62	Chief Financial Officer

EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officer who is not currently a director. Information with respect to our Chief Executive Officer, Daniel S. Goldberger, is set forth above in “Class I Directors (Terms Expiring in 2025).”

Brian M. Posner

Brian M. Posner, 62, has served as our Chief Financial Officer since April 2019. He joined us from Cellectar Biosciences, where he served as chief financial officer from April 2018 to March 2019. Prior to Cellectar, Mr. Posner was chief financial officer at Alliqua BioMedical from 2013 to 2018, chief financial officer at Ocean Power Technologies from 2010 to 2013 and chief financial officer at Power Medical Interventions in 2009. Before such time, Mr. Posner spent nine years at Pharmacopeia from 1999 to 2008, where he served as director of finance before serving as chief financial officer from 2006 to 2008 upon Pharmacopeia’s acquisition by Ligand Pharmaceuticals. Before his employment with Pharmacopeia, Mr. Posner was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. In May 2024, Mr. Posner was appointed to the board of directors of Firefly Neuroscience, Inc., subject to the closing of its merger with Wavedancer, Inc. Mr. Posner began his career as a member of the audit team at Coopers & Lybrand, which merged with Price Waterhouse to become PricewaterhouseCoopers. Mr. Posner earned an M.B.A. in managerial accounting from Pace University’s Lubin School of Business and a B.A. in accounting from Queens College.

Executive officers serve at the pleasure of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our shares of common stock as of June 15, 2024 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of its shares of common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 6,446,866 of common stock outstanding as of June 15, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, restricted and deferred stock units, restricted stock awards or warrants that were outstanding on June 15, 2024 and which are exercisable on or before August 15, 2024, which is 60 days after June 15, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted and deferred stock units, restricted stock awards or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, NJ 07866.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
AWM Investment Company, Inc.(1)	550,364	9.99%
MAZ Partners L.P. (2)	351,715	5.46%
Kathryn Theofilos(3)	317,302	4.87%
Happy Holstein Management LLC(4)	215,841	3.32%
Named Executive Officers and Directors:
F. Peter Cuneo(5)	80,886	1.24%
Thomas J. Errico, M.D.(6)	281,958	4.31%
John P. Gandolfo(7)	50,704	*
Daniel S. Goldberger(8)	185,979	2.86%
Julie A. Goldstein(9)	127,273	1.96%
Thomas M. Patton(10)	76,562	1.18%
Brian M. Posner(11)	44,047	*
Charles S. Theofilos, M.D.(12)	418,713	6.49%
Patricia Wilber(13)	40,196	*
Directors and named executive officers as a group (9 persons)		19.70%

*Denotes less than one percent.

1.

Based on a Schedule 13G/A filed with the SEC on February 14, 2024. Represents 550,364 shares of common stock beneficially owned by AWM Investment Company, Inc., a Delaware corporation (“AWM”), as the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands Limited Partnership (“Cayman”), and Special Situations Fund III QP, L.P., a Delaware limited partnership (“SSFQP” and, together with Cayman, SSFQP and the “AWM Funds”). David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the AWM Funds. Includes 550,364 shares of common stock. The amounts exclude an additional 896,600 shares of common stock underlying warrants consisting of (i) 396,600 common stock warrants with a 9.99% beneficial ownership limitation and (ii) 500,000 prefunded warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the table above give effect to such beneficial ownership limitations. The address for AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, New York, 10022.

2.	Represents of 271,957 shares of common stock, and 79,758 warrants to purchase shares of common stock.
3.	Based on a Schedule 13D/A filed with the SEC on June 7, 2024. Represents 317,302 shares of common stock beneficially owned by Kathryn Theofilos. Includes (i) 8,556 shares of common stock held directly by Kathryn Theofilos, (ii) 85,973 shares of common stock held in a joint account with her spouse, Charles S. Theofilos, MD, (iii) 153,168 shares of common stock held by Happy Holstein, LLLP, a Florida limited liability limited partnership, of which Happy Holstein Management, LLC is the general partner, of which Kathryn Theofilos is the manager, (iv) 790 shares of common stock held by MCKT, LLC, a Florida limited liability company of which Kathryn Theofilos is the manager, (v) 6,142 shares held by Kathryn Theofilos’ adult children, over which she shares voting and dispositive power, and (vi) 62,673 shares of common stock for which warrants held by Happy Holstein Management, LLC currently are exercisable. Excludes 1,493,104 shares of common stock for which warrants are not currently exercisable due to a 9.99% beneficial ownership limitation. The address for Kathryn Theofilos is 300 Village Square Crossing, Suite 102, Palm Beach Gardens, FL 33410.
4.	Based on a Schedule 13D/A filed with the SEC on June 7, 2024. Represents 215,841 shares of common stock beneficially owned by Happy Holstein Management, LLC. Includes (i) 153,168 shares of common stock held by Happy Holstein, LLLP, a Florida limited liability limited partnership, of which Happy Holstein Management, LLC is the general partner, and (ii) 62,673 shares of common stock for which warrants held by Happy Holstein Management, LLC currently are exercisable. Excludes 1,493,104 shares of common stock for which warrants held by Happy Holstein Management, LLC are not currently exercisable due to a 9.99% beneficial ownership limitation. The address for Happy Holstein Management, LLC is 300 Village Square Crossing, Suite 102, Palm Beach Gardens, FL 33410.
5.	Represents 5,665 shares of common stock, 72,389 options and 2,832 warrants to purchase shares of common stock.
6.	Represents 189,824 shares of common stock held directly by Dr. Errico; 1,296 shares of common stock held directly by a trust for the benefit of Dr. Errico’s family members; and 14,016 options to purchase shares of common stock, 21,739 restricted stock units, 14,324 deferred stock units, and 42,055 warrants to purchase shares of common stock held directly by Dr. Errico.
7.	Represents 2,266 shares of common stock and 48,438 deferred stock units.
8.	Represents 124,565 shares of common stock, 16,667 restricted stock units, and 44,474 warrants to purchase shares of common stock.
9.	Represents 72,376 shares of common stock, 25,989 options to purchase common stock, 8,016 deferred stock units and 20,847 warrants to purchase shares of common stock.
10.	Represents 31,717 shares of common stock, 35,471 deferred stock units, and 9,374 warrants to purchase common stock.
11.	Represents 6,437 shares of common stock and 37,610 options to purchase shares of common stock.
12.	Based on a Schedule 13D/A filed with the SEC on June 7, 2024. Represents 418,713 shares of common stock beneficially owned by Dr. Theofilos. Includes (i) 326,437 shares of common stock held directly by Dr. Theofilos pursuant to a self-directed IRA, (ii) 6,303 shares of common stock that have been issued to Dr. Theofilos upon the vesting of deferred stock units, and (iii) 85,973 shares of common stock held in a joint account with Dr. Theofilos’ spouse. The address for Dr. Theofilos is 300 Village Square Crossing, Suite 102, Palm Beach Gardens, FL 33410.
13.	Represents 13,603 shares of common stock, 23,128 restricted stock units and 3,465 warrants to purchase common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our shares of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except for one inadvertent late filing of a report relating to the purchase of common stock in March 2023 by Dr. Errico.

EXECUTIVE COMPENSATION

We are currently subject to the scaled reporting rules of the SEC applicable to smaller reporting companies. The following section and notes describe, under such scaled reporting rules, information for the fiscal years ended December 31, 2023 and 2022, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2023, and (ii) the most highly compensated executive officer, other than the principal executive officer, during the fiscal year ended December 31, 2023 (collectively, the “NEOs”). Our only executive officers are our Chief Executive Officer (the “CEO”) and our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-equity incentive plan compensation ($)	All Other Compensation ($)(4)	Total ($)
Daniel S. Goldberger	2023	601,018	420,714	230,000	—	—	29,601	1,281,333
Chief Executive Officer	2022	556,500	278,250	—	136,912	—	25,943	997,605
Brian M. Posner	2023	415,000	166,000	—	79,415	—	18,876	679,291
Chief Financial Officer	2022	387,000	154,800	—	54,770	—	18,260	614,830
1.	Bonuses in this column represent discretionary cash bonuses approved by the Board and/or compensation committee of the Board for 2023 or 2022, as applicable.
2.	Includes the value of stock options determined using the grant date fair value computed in accordance with FASB ASC 718. See Note 11 to the consolidated financial statements of the Company for the fiscal year ended December 31, 2023 in this Form 10-K for additional description of the assumptions used in the valuation. Amounts in this column do not reflect the actual economic value that may be realized by the applicable NEO.
3.	On April 17, 2023, Mr. Goldberger voluntarily relinquished the Option Awards granted to him on October 1, 2019, January 25, 2021, and January 17, 2022.
4.	These amounts consist of payments of health care premiums, contributions to health savings accounts, and employer 401(k) contributions.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Executive Compensation Philosophy

We review compensation annually for all employees, including our NEOs. Our compensation philosophy is centered around two key tenets: (1) building long-term value for our stockholders, and (2) driving employee engagement. To that end, our executive compensation program is grounded in the following principles:

Attraction and Engagement	Enable us to attract highly-talented people with exceptional leadership capabilities and engage high-caliber talent.
Competitiveness	Provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.
Stockholder Alignment	Deliver majority of compensation through pay elements that are designed to create long-term value for our stockholders, as well as foster a culture of ownership.

The Decision-Making Process

In establishing NEO compensation (base salaries, bonuses and annual equity incentive awards), we consider the following:

•	the relative importance of each NEO’s role and responsibilities;
•	how the NEO has performed relative to these roles and responsibilities;
•	overall company performance; and
•	compensation for comparable positions in the market (as defined by a combination of identified industry comparables and industry/size-specific survey data).

Our compensation committee is responsible for the review and approval of compensation for all executive officers other than the CEO. Our compensation committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. For the CEO, the compensation committee reviews and recommends to the Board for approval annual compensation elements, including bonus targets and associated performance goals. Based on those discussions and after receiving recommendations from the compensation committee, the Board, in its discretion and without members of management participating, ultimately sets compensation for the CEO.

During the years ended December 31, 2023 and 2022, the compensation committee in its discretion did not engage a compensation consultant.

Clawback Policy

We recently adopted a written compensation recovery policy in accordance with applicable Nasdaq rules, a copy of which is filed as an exhibit to this Annual Report on Form 10-K. The policy generally provides that we will seek to recover any incentive-based compensation erroneously awarded to any current or former executive officer due to material noncompliance with any financial reporting requirement under the securities laws during the three completed fiscal years immediately preceding the date we determine that an accounting restatement is required.

Annual Base Salary

For 2022, Mr. Goldberger received a base salary of $556,000 per annum, which was increased to $601,018 for 2023 and $631,000 for 2024. For 2022, Mr. Posner received a base salary of $387,000 per annum, which was increased to $415,000 for 2023 and $435,750 for 2024.

Annual Bonus

We offer our NEOs the opportunity to earn annual discretionary cash bonuses, as determined by the Board or the compensation committee annually at their discretion. The CEO makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers including our other NEOs and the CEO’s other direct reports. With respect to the CEO’s bonus, the compensation committee makes a recommendation to the Board, both of which act without the participation of management including the CEO as to his own salary, bonus, and equity incentive decisions.

For 2023, annual bonuses were based on such factors as the Board and the compensation committee deemed appropriate, including peer group data considered appropriate by the compensation committee and a variety of individual and company priorities, objectives and achievements relating to 2023, as well as the individual NEOs’ performance as it related to their areas of responsibility.

Long-Term Incentives

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our executive officers. Our compensation committee is responsible for approving equity grants for executive officers other than the CEO. As noted above, CEO equity awards are recommended by the compensation committee for approval by the Board. Our executives generally are awarded an initial new hire grant upon commencement of employment.

Following the IPO, all employee equity awards have been granted pursuant to the 2018 Omnibus Incentive Compensation Plan. All options are granted with a per share exercise price equal to no less than the closing price of the common stock on the Nasdaq Stock Market on or immediately prior to the date of grant. Our equity grants to employees generally vest over a three- or four-year period.

Equity Compensation

We generally have granted equity awards to its employees, including its NEOs, as the long-term incentive component of its compensation program.

On October 1, 2019, Mr. Goldberger received an initial grant of 50,955 options to purchase shares of common stock, at an exercise price of $27.90 per share. One-fourth of the options vest on each of the first four anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with us through the applicable vesting dates.

On January 25, 2021, Mr. Goldberger received an incentive award of 18,000 options to purchase shares of common stock, at an exercise price of $39.90 per share. One-fourth of the options vest on each of the first four anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with us through the applicable vesting dates.

On January 17, 2022, Mr. Goldberger received an incentive award of 16,666 options to purchase shares of common stock, at an exercise price of $11.55 per share. One-third of the options vest on each of the first three anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with us through the applicable vesting dates.

On April 17, 2023, Mr. Goldberger voluntarily relinquished the foregoing incentive awards granted on October 1, 2019, January 25, 2021 and January 17, 2022.

On August 4, 2023, Mr. Goldberger received an incentive award of 50,000 restricted stock units. One-third of the underlying shares of common stock vest on each of the first, second, and third anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with us through the applicable vesting dates, and which restricted stock units are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

On January 16, 2024, Mr. Goldberger received an incentive award of 75,000 restricted stock units. One-third of the underlying shares of common stock vest on each of the first, second, and third anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with us through the applicable vesting dates, and which restricted stock units are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

On January 18, 2021, Mr. Posner received an incentive award of 16,666 options to purchase shares of common stock, at an exercise price of $26.55 per share. One-fourth of the options vest on each of the first four anniversaries of the grant date, subject to Mr. Posner’s continued employment with us through the applicable vesting dates, and which options are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

On January 14, 2022, Mr. Posner received an incentive award of 6,666 options to purchase shares of common stock, at an exercise price of $11.55 per share. One-third of the option vests on each of the first three anniversaries of the grant date, subject to Mr. Posner’s continued employment with us through the applicable vesting dates, and which options are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

On July 31, 2023, Mr. Posner received an incentive award of 20,000 options to purchase shares of common stock, at an exercise price of $4.50 per share. One-third of the option vests on each of the first three anniversaries of the grant date, subject to Mr. Posner’s continued employment with us through the applicable vesting dates, and which options are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

On January 16, 2024, Mr. Posner received an incentive award of 16,000 restricted stock units. One-third of the underlying shares of common stock vest on each of the first, second, and third anniversaries of the date of grant, subject to Mr. Posner’s continued employment with us through the applicable vesting dates, and which restricted stock units are also subject to potential acceleration of vesting upon a double-trigger change in control as defined in our Executive Severance Policy.

Other Compensation and Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and flexible spending accounts, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as its other full-time employees.

Retirement Policy

Our voluntary retirement policy provides eligible employees a one-time lump cash payment equal to one week of pay for each year of service to us as well as other benefits including potential acceleration of stock-based compensation. To be eligible for our retirement policy, an employee must attain a minimum age of 60 years old and eight minimum years of continuous service to our company.

Employment Agreements

Our current executive officers are not party to employment agreements with a fixed term. They are employed on an at-will basis, subject to the terms of (i) their respective offer letters, and (ii) the Executive Severance Policy described below.

Daniel S. Goldberger

Pursuant to his employment offer letter (the “Goldberger Agreement”), Mr. Goldberger was paid an annual base salary of $601,020 for 2023, which was increased to $631,000 for 2024. In addition, Mr. Goldberger is entitled to receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus, payable at the discretion of the Board. In January 2024, on the recommendation of the compensation committee, Mr. Goldberger’s target discretionary bonus opportunity for 2024 was adjusted to be for up to 70% of his base salary. Pursuant to the Goldberger Agreement, Mr. Goldberger is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, to participate in our 401(k) plan and to receive paid time off annually in accordance with our policies in effect from time to time.

Brian M. Posner

Pursuant to his employment offer letter (the “Posner Agreement”), Mr. Posner was paid an annual base salary of $415,000 in 2023, which was increased to $435,750 in 2024. In addition, Mr. Posner is entitled to receive, subject to employment us on the applicable date of bonus payout, an annual target discretionary bonus of up to 40% of his annual base salary, payable at the discretion of the Board or the compensation committee. Pursuant to the Posner Agreement, Mr. Posner is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, to participate in our 401(k) plan and to receive paid time off annually in accordance with our policies in effect from time to time.

PAY VERSUS PERFORMANCE

Pay vs. Performance

The following table sets forth compensation information for our principal executive officer, referred to below as our “PEO”, and our other named executive officer, or “Other NEO”, for purposes of comparing their compensation to the return on our shareholders’ investments and our net income (loss), calculated in accordance with SEC regulations, for fiscal years 2023 and 2022.

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Daniel Goldberger, in the Summary Compensation Table of our Annual Report on Form 10-K for fiscal years 2023 and 2022.
(2)	The dollar amounts reported represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Goldberger during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year that are unvested as of the end of the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year for unvested awards, (iii) the vest date value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value at the end of the prior fiscal year of unvested equity awards granted in prior years that were forfeited in the reported year.
(3)	The dollar amounts reported are the amounts of total compensation reported for our Other NEO, Brian Posner, in the Summary Compensation Table of our Annual Report on Form 10-K for fiscal years 2023 and 2022.
(4)	The dollar amounts reported represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Posner during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year that are unvested as of the end of the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year for unvested awards, and (iii) the vest date value of equity awards issued and vested during the reported fiscal year.
(5)	Assumes an investment of $100 for the period starting on January 1, 2022 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $8.74 on December 31, 2021; (ii) $3.86 on December 30, 2022; and (iii) $5.95 on December 29, 2023.

To calculate the amounts of Compensation Actually Paid to each of the PEO and Other NEO reported in the table above, the following amounts were deducted from and added to (as applicable) compensation as reported in the Summary Compensation Table:

(1)	Represents the grant date fair value of the equity awards as reported in the Summary Compensation Table.

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For a discussion of the assumptions made in the valuation at grant, see Note 11 to the Consolidated Financial Statements included in our Form 10-K.

Relationship Between Pay and Performance

Our "Total Shareholder Return" or “TSR”, as set forth in the above table, increased by 54% during the year ended December 31, 2023. In addition, our net loss during the year ended December 31, 2023 decreased by 15% as compared to the prior year, from $(22,162,000) in 2022 to $(18,834,000) in 2023. Although TSR and net income (loss) generally are not dispositive specific performance measures in our executive compensation program, they may be considered alongside other discretionary performance criteria by our Board and Compensation Committee in seeking to align executive compensation with the long-term interests of our shareholders and Company performance.

“Compensation Actually Paid" to our PEO increased 68% in 2023, from $796,729 in 2022 to $1,337,859 in 2023; and “Compensation Actually Paid” to our Other NEO increased 38% in 2023, from $538,363 in 2022 to $741,704 in 2023.

In addition to base salary and discretionary target bonus opportunities, our executive compensation program seeks to align executive officers’ long-term interests with those of our shareholders through equity grants to incentivize a long-term increase in shareholder value, but does not specifically align the Company’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year. "Compensation Actually Paid" in the tables above is calculated pursuant to SEC rules and reflects cash compensation actually paid as well as changes to the fair values of equity awards during the applicable fiscal years based on year-end or vesting date stock prices as well as various accounting valuation assumptions and does not reflect the actual amounts earned during the year by our PEO and Other NEO. “Compensation Actually Paid” fluctuates annually largely due to whether we pay discretionary performance bonuses and the impact of changes in our stock price on the calculation of “Compensation Actually Paid” from year to year.

OUTSTANDING EQUITY AWARDS AT THE END OF 2023

The following table provides information about outstanding options, units and stock awards issued by us held by each of our NEOs as of December 31, 2023. None of our NEOs held any other equity awards from us as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Award Grant Date	Option Expiration Date	Award Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)²
Daniel S. Goldberger(1)	—	—	—	—	—	8/4/2023	50,000	$297,500
Brian M. Posner	6,999	—	$120.90	3/11/2019	3/11/2029	—	—	—
	5,250	1,750	$21.00	6/12/2020	6/12/2030	—	—	—
	8,334	8,332	$26.55	1/18/2021	1/18/2031	—	—	—
	2,222	4,444	$11.55	1/14/2022	1/14/2032	—	—	—
	—	20,000	$4.50	7/31/2023	7/31/2033	—	—	—

1 On April 17, 2023, Mr. Goldberger voluntarily relinquished the option awards granted on October 1, 2019, January 25, 2021, and January 17, 2022.

² Value in this column is based on the closing price of our common stock on Nasdaq on the last business day of fiscal 2023 ($5.95).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under our Executive Severance Policy, if we terminate an eligible member of our senior management team without “cause” or if the executive resigns for “good reason” (as those terms are defined below), we will provide the following severance benefits: (i) severance payment in an amount equal to six months of base salary (or one year of base salary and target bonus in the case of our Chief Executive Officer) payable in equal installments over the six-month or one-year period, as applicable, (ii) the accrued but unpaid annual incentive bonus, if any, for the year ended prior to the executive’s termination of employment payable at the same time such annual bonuses for such year to other members of the senior management team, (iii) an annual incentive bonus, if any, for the year in which the executive’s termination of employment occurred based on actual performance and pro-rated for the period of employment during such year through the executive’s termination of employment; provided that no such pro-rated bonus shall be payable unless the period of employment during such year exceeds six months and which will be payable at the same time annual incentive bonuses for such year are paid to other members of the senior management team, and (iv) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the “severance period” (as defined below). If the termination without cause or resignation for good reason occurs within two years after a “change in control” we will provide the following severance benefits in lieu of the benefits provided in the previous sentence: (i) a lump sum severance payment in an amount equal to one year of base salary (or one and one-half (1.5) years of the sum of base salary and target bonus in the case of our Chief Executive Officer), and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the severance period, and (iii) acceleration of vesting for all outstanding equity compensation and an extension of the period of time to exercise outstanding stock options and stock appreciation rights until the earlier of 150 days following the executive’s termination of employment or the original expiration date for such options or stock appreciation rights.

For purposes of the Executive Severance Policy, “cause” means any of the following: (a) the executive’s willful failure to fulfill, in any material respect, his or her duties and responsibilities to us (other than by reason of death, illness or disability); (b) the executive’s willful misconduct, gross negligence or willful acts of personal dishonesty in the performance of his or her duties to us that directly, materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; (c) the conviction of, or plea of nolo contendere by, the executive to, a felony or a crime involving moral turpitude that materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; (d) the executive’s commission of fraud or embezzlement against us; (e) the executive’s willful or intentional violation of any lawful policy that directly, materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; or (f) the executive’s breach of the terms of any confidentiality and assignment agreement, which contains restrictive covenants in favor of us.

For purposes of the Executive Severance Policy “good reason” means any of the following (a) any material reduction in the executives base annual compensation prior to a “change in control”; provided, however, that a reduction in the executives base annual compensation will not constitute “good reason” if we reduce the annual base compensation of all participants in the Executive Severance Policy on a substantially equivalent basis; (b) any material reduction in the executive’s base annual compensation during the period commencing on or after a “change in control” and ending on the second anniversary of a “change in control”; (c) any material diminution in the executive’s authority, duties, offices, title or responsibilities; or (d) a transfer of executive’s principal place of employment to a location that is more than 30 miles from the executive’s then current principal place of employment.

For purposes of the Executive Severance Policy, “severance period” means the number of months set forth in the table below based on the executive’s employment position at the time of his involuntary termination of employment that results in the executive’s termination for “good reason”:

Severance Period
Employment Position	Prior to a Change in Control or on or After the Second Anniversary of a Change in Control	Two-Year Period After a Change in Control
CEO:	12 months	18 months
All Other Participants:	6 months	12 months

In connection with the appointment of Mr. Posner as Chief Financial Officer effective April 2019, we agreed to increase (i) the severance period for Mr. Posner under the Executive Severance Policy from six months to 12 months, and (ii) the Severance Multiple (as defined in the Executive Severance Policy) payable to Mr. Posner from 0.5 to 1.0.

DIRECTOR COMPENSATION

Annual Cash Compensation

We pay each of our non-employee directors a cash retainer for service on the Board. As of January 1, 2023, the retainers payable to non-employee directors for service on the Board and for service as a chairman of a standing committee of the Board were as follows:

Annual Board Service Retainer
All non-employee directors	$47,000
Non-executive Chairman of the Board	$67,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$17,000
Chair of the Compensation Committee	$11,000
Chair of the Nominating & Governance Committee	$8,000

Effective October 1, 2023, the retainers payable to non-employee directors for service on the Board and for service on each standing committee of the Board on which the director is a member became as follows:

Annual Board Service Retainer
All non-employee directors (other than the Chairman of the Board)	$50,000
Non-executive Chairman of the Board	$80,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Nominating & Governance Committee	$10,000

Annual Committee Member Retainer (other than Committee Chair)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating & Governance Committee	$5,000

These retainers are payable in quarterly installments on the 15th day of the second month of each calendar quarter, provided that no payment will be made to any director who is no longer serving as a non-employee member of the Board on the relevant payment date.

Each member of the Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

Annual Equity Compensation

All non-employee director equity compensation set forth below is granted under the 2018 Plan. All stock options granted under this plan and the Non-Employee Director Compensation Policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2018 Plan) of the underlying shares of common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2018 Plan).

Initial Equity Grant

Under the Non-Employee Director Compensation Policy each new non-employee director receives an inaugural equity grant valued at $150,000. The inaugural grants vest in equal monthly increments over a three-year period from the grant date (subject to earlier vesting in the case of a change of control as defined in the 2018 Plan). Dr. Theofilos received an initial equity award under the Non-Employee Director Compensation Policy in January 2024.

Annual Equity Grant

On August 4, 2023, the date of our annual meeting of stockholders, the Board approved annual equity awards valued at $140,000 to the Chairman of the Board, and $100,000 to each of the other five continuing non-employee directors. All such annual awards vest in 12 equal monthly installments on the next annual meeting of stockholders, subject to earlier vesting in the case of a change of control (as defined in the 2018 Plan).

Summary Compensation Table

The following table shows certain information with respect to the compensation of all our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
F. Peter Cuneo	70,250	—	140,000	—	210,250
Thomas J. Errico, M.D.	58,125	100,000	—	—	158,125
Joseph P. Errico(5)	23,500	—	—	161,868	185,368
John P. Gandolfo	55,834	100,000	—	—	155,834
Julie A. Goldstein	50,875	—	100,000	—	150,875
Trevor J. Moody(6)	34,516	—	—	—	34,516
Thomas M. Patton	65,500	100,000	—	—	165,500
Charles S. Theofilos, M.D.(7)	—	—	—	—	—
Patricia Wilber	51,500	100,000	—	—	151,500

(1)	Represents the grant date fair value of annual equity awards, granted on August 4, 2023, of 21,739 shares to Thomas J. Errico, M.D., John P. Gandolfo, Thomas M. Patton, and Patricia Wilber. The awards were granted as either restricted stock units (“RSUs”) or deferred stock units (“DSUs”). Amounts in this column do not reflect the actual economic value that may be realized by the applicable non-employee director.
(2)	Annual equity awards vest in 12 equal monthly installments from the grant date, provided that such grants shall become fully vested on (i) the one-year anniversary of the grant date and (ii) the close of business one business day prior to our next annual stockholder meeting following the grant date, whichever is earlier, subject to the grantee’s continued service to us on the applicable vesting date and earlier vesting upon a change of control of our Company.
(3)	Represents grant date fair value of annual equity awards granted on August 4, 2023 of 36,383 and 25,989 options with an exercise price of $4.60 per share to F. Peter Cuneo and Julie A. Goldstein, respectively. The grant date fair value was computed in accordance with FASB ASC 718. See Note 11 to the consolidated financial statements in this Annual Report for a description of the assumptions used in valuing these options. Amounts in this column do not reflect the actual economic value that may be realized by the applicable nonemployee director.
(4)	Represents consulting fees paid for the year ended December 31, 2023.
(5)	Mr. Errico resigned from the Board effective May 22, 2023.
(6)	Mr. Moody completed his term of service as of the 2023 Annual Meeting, did not stand for reelection, and resigned from the Board effective August 4, 2023.
(7)	Dr. Theofilos joined the Board on December 8, 2023, and received an initial equity award under the Director Compensation Policy on January 1, 2024.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2023.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	832,000	$37.46	12,766
Equity compensation plans not approved by security holders	—	—	—
Total	832,000	$37.46	12,766

In accordance with the terms of the 2018 Plan, effective January 1, 2024, the Board increased the number of shares available for issuance under the 2018 Plan by 331,935 shares of common stock, which was an amount equal to approximately 4% of the shares of common stock outstanding on a fully diluted basis as of December 31, 2023.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related Party Transaction Policy that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of our voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the policy, related person transactions with the scope of the policy must be reviewed and approved by our audit committee.

•	In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances including, but not limited to: the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The review, approval or ratification of a transaction, arrangement or relationship pursuant to the Related Party Transaction Policy does not necessarily imply that such transaction, arrangement or relationship is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC.

Employee, Officer and Director Hedging

We have adopted a written Insider Trading Policy applicable to all directors, officers and employees. The policy prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

CERTAIN RELATED PARTY TRANSACTIONS

Except as set forth below, there have been no transactions since January 1, 2023 involving an amount in excess of $120,000 to which the Company has been a participant and in which any of its directors, executive officers or holders of more than 5% of its share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

On May 22, 2023, Joseph P. Errico, a former director who resigned from the Board on such date, entered into an amendment to his Consulting Agreement with us (the “Consulting Agreement”), pursuant to which Mr. Errico will serve as Science and Strategic Advisor to us providing certain consulting and advisory services to our CEO for a three-year term. In consideration for such services, Mr. Errico receives $10,000 per calendar month for up to 20 hours per a month plus hourly or per diem fees for any additional services. The Consulting Agreement contained additional customary provisions, and sets forth a framework pursuant to which Mr. Errico could have attended regularly scheduled meetings of the Board in a non-voting, observer capacity through May 22, 2024.

On August 2, 2023, we sold (i) 1,062,600 registered shares of common stock, and (ii) pre-funded warrants to purchase up to 613,314 shares of common stock in a registered direct offering to purchasers including Mr. Errico and Happy Holstein Management, LLC, of which Kathryn Theofilos, the spouse of Charles S. Theofilos, a member of our Board since December 8, 2023, is the manager. The pre-funded warrants were sold at a purchase price of $4.35 minus $0.001 per pre-funded warrant, and are exercisable immediately at an exercise price of $0.001 per share. In a concurrent private placement, we sold an aggregate of up to 837,955 warrants to purchase shares of common stock. Each share of common stock in the registered direct offering was sold together with one-half of one warrant at a combined effective offering price of $4.4125 per share and related warrant. The warrants became exercisable as of February 2, 2024 at a price of $4.35 per share and will expire five years after they first became exercisable. On August 2, 2023, in a separate concurrent private placement to several of our then directors, we sold (i) 169,968 shares of common stock and (ii) warrants to purchase up to 84,982 shares of common stock. Each share of common stock in this concurrent private placement was sold together with one-half of one warrant at a combined effective offering price of $4.4125 per share and related warrant. The common stock was sold at a purchase price of $4.35 per share.

In connection with the registered direct offering, we agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days, or (ii) file any registration statement or amendment or supplement thereto for a period of 90 days. We also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction until August 2, 2024. We also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of representations and warranties contained in the purchase agreements.

The purchasers listed below participated in either the registered direct offering or concurrent private placements, and may be considered related persons of our company. The purchase agreement contained customary representations, warranties and covenants including certain registration rights pursuant to which we filed a registration statement on Form S-1 (File No: 333-274199) with the SEC that was declared effective by the SEC on August 31, 2023. The table below summarizes the issuances of common stock and warrants to the related parties.

Purchaser	Investment Amount	Common Stock Purchased	Pre-Funded Warrants Purchased	Warrants Purchased
Happy Holstein Management, LLC (1)	$2,500,000	453,257	113,314	283,285
Joseph P. Errico	$250,000	56,657	—	28,328
Daniel S. Goldberger	$225,000	50,991	—	25,495
Thomas J. Errico	$201,242	45,607	—	22,803
Trevor J. Moody	$100,000	22,662	—	11,331
Julie A. Goldstein	$150,000	33,994	—	16,997
Thomas M. Patton	$48,758	11,049	—	5,524
F. Peter Cuneo	$25,000	5,665	—	2,832
(1)	Kathryn Theofilos, the spouse of Charles S. Theofilos, a member of our Board since December 8, 2023, is the manager of Happy Holstein Management, LLC.

On May 31, 2024, in a private placement to several of our directors, we sold (i) 438,191 shares of common stock, (ii) pre-funded warrants to purchase up to 770,119 shares of common stock and (iii) warrants to purchase up to 604,150 shares of common stock. Each share of common stock (or pre-funded warrant) in the private placement was sold together with one-half of one warrant at a combined effective offering price of $6.4925 per share and related warrant. The common stock was sold at a purchase price of $6.43 per share. The warrants became immediately exercisable as of June 5, 2024 at a price of $6.43 per share and will expire five years after they were issued. We also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of representations and warranties contained in the purchase agreements.

The purchasers listed below participated in the private placement, and may be considered related persons of our company. The purchase agreement contained customary representations, warranties and covenants including certain registration rights pursuant to which we filed a registration statement on Form S-1 (File No: 333-274199) with the SEC on July 10, 2024. The table below summarizes the issuances of common stock and warrants to the related parties.

Purchaser	Investment Amount	Common Stock Purchased	Pre-Funded Warrants Purchased	Warrants Purchased
Happy Holstein Management, LLC (1)	$5,000,000	—	770,119	385,059
Daniel S. Goldberger	$250,000	38,505	—	19,252
Thomas J. Errico	$250,000	38,505	—	19,252
Joseph P. Errico	$250,000	38,505	—	19,252
Trevor Moody	$100,000	15,402		7,701
Julie A. Goldstein	$50,000	7,701	—	3,850
Thomas M. Patton	$50,000	7,701	—	3,850
Patricia Wilber	$45,000	6,931	—	3,465
(1)	Kathryn Theofilos, the spouse of Charles S. Theofilos, a member of our Board since December 8, 2023, is the manager of Happy Holstein Management, LLC.

Indemnification Agreements

Our bylaws contain provisions limiting the liability of directors and providing that we will indemnify each of our directors to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable law. Our bylaws also provide the Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered and expect to continue to enter into agreements to indemnify our non-employee directors as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions in its governing documents and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our notice of internet availability of proxy materials. A single set of notices will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL INFORMATION

You can obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the SEC’s website at http://www.sec.gov, or without charge upon written request to: electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866.

NEXT YEAR’S ANNUAL MEETING

Stockholder Proposals for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Stockholders

For stockholders to present proper proposals (other than nominations of directors) for inclusion in our proxy materials for the 2025 annual meeting of stockholders on a timely basis, the relevant information must be received by our Corporate Secretary at our principal executive offices, 200 Forge Way, Suite 205, Rockaway, NJ 07866, on or before March 19, 2025; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by us no later than the deadline set forth in a public announcement made by us, which deadline will be a reasonable time after that public announcement and a reasonable time before we begin to print and send its proxy materials for the 2025 annual meeting. All such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of the stockholder proposals in company-sponsored proxy materials.

Stockholder Proposals for Consideration at the 2025 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials

Our amended and restated bylaws also require advanced notice of any stockholder proposal to be proposed, but not included in our proxy materials for the 2025 annual meeting (other than the nomination of candidates for election as a director). Any stockholder considering such a proposal should carefully review our amended and restated bylaws, which describe the timing, procedural and substantive requirements for such proposal. Proposals of matters for consideration at the 2025 annual meeting of stockholders, but not for inclusion in the proxy materials, must be received no earlier than May 6, 2025 and no later than June 5, 2025; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Director Nominations by a Stockholder for the 2025 Annual Meeting of Stockholders

Our amended and restated bylaws also require advanced notice of any stockholder proposal for nomination of candidates for election as a director. Any stockholder considering a proposal for nomination of candidates for election as a director should carefully review our amended and restated bylaws, which describe the timing, procedural and substantive requirements for such proposal. Proposals for director nominations must be received no earlier than May 6, 2025 and no later than June 5, 2025; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2025 Annual Meeting of Stockholders

In addition to satisfying all the requirements under our bylaws, to comply with the SEC’s new universal proxy rules for our 2025 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than July 5, 2025 provided that the date of the meeting has not changed by more than 30 calendar days. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our amended and restated bylaws, stockholders should contact our Corporate Secretary.

General Requirements

Any proposal must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices, in writing and in proper form, and must set forth the information required by our amended and restated bylaws and applicable requirements under the Exchange Act rules described above. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of any stockholder’s notice as described in this section entitled “Next Year’s Annual Meeting.”

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: July 17, 2024

ELECTROCORE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ECOR2024

Use the Internet to access the virtual annual meeting. Have the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V53968-P14248 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ELECTROCORE, INC.

The Board of Directors recommends you vote FOR each director named below:

1.	Election of directors until the 2027 Annual Meeting.

	Nominees:	For	Against	Abstain

	1a. John P. Gandolfo	☐	☐	☐

	1b. Charles S. Theofilos, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2.	Ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.						☐	☐	☐

3.	Approval, by non-binding advisory vote, of the resolution approving named executive officer compensation.						☐	☐	☐

The Board of Directors recommends you vote THREE YEARS on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	Approval, by non-binding advisory vote, of the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.					☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V53969-P14248

ELECTROCORE, INC.

Annual Meeting of Stockholders

September 3, 2024 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Daniel Goldberger and Brian Posner or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of electroCore, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, virtually via the Internet at www.virtualshareholdermeeting.com/ECOR2024 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

Continued and to be signed on reverse side

Your **Vote** Counts!

ELECTROCORE, INC.

2024 Annual Meeting
Vote by September 2, 2024 11:59 PM ET.

V53971-P14248

You invested in ELECTROCORE, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 3, 2024.**

Get informed before you vote

View the Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 20, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Vote Virtually at the Meeting*

September 3, 2024
9:00 AM

Virtually at:
www.virtualshareholdermeeting.com/ECOR2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting of electroCore, Inc. (the "Company"). Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of directors until the 2027 Annual Meeting.	
	Nominees:	
1a.	John P. Gandolfo	For
1b.	Charles S. Theofilos, M.D.	For
2.	Ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	For
3.	Approval, by non-binding advisory vote, of the resolution approving named executive officer compensation.	For
4.	Approval, by non-binding advisory vote, of the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.	3 Years

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